PRESS RELEASE

deltathree Appoints Chief Financial Officer
and Senior Vice President of Sales and Marketing

Richard B. Grant Promoted to Role of Chief Financial Officer
Dan Antebi Appointed as Senior Vice President of Sales and Marketing

New York, NY – May 22, 2008 – deltathree, Inc. (OTCBB: DDDC.OB), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced that Mr. Richard B. Grant has been promoted to the role of Chief Financial Officer and Treasurer, after having served as deltathree’s Senior Vice President of Finance and Treasurer since January 2006, and Mr. Dan Antebi has joined deltathree as Senior Vice President of Sales and Marketing.

Mr. Dror Gonen, Chief Executive Officer and President of deltathree, stated, “Today's announcement reflects another important step in strengthening the senior leadership team of deltathree. Having recently assumed the roles of CEO and President, it gives me great pleasure to congratulate Rich and Dan on their appointments as we aggressively move the company forward from a restructuring phase to a rebuilding phase of business stabilization and development. With our recently expanded management team in place, I believe we are well positioned to better leverage our innovative communications solutions across our globally focused network, infrastructure and customer base.”

Prior to his tenure at deltathree, Mr. Grant was a co-founder and Chief Financial Officer of Tel2Net, Inc., a technology infrastructure service company. From 2001 through 2003, Mr. Grant served as a Senior Manager for Marotta, Gund, Budd and Dzera LLP, a business restructuring consulting company where he served in various roles as temporary CFO and CRO of companies that he helped restructure. Prior to Marotta, Gund, Mr. Grant was a Senior Manager at KPMG LLP in the Audit Advisory Services Group, and a Senior Manager at Arthur Andersen LLP in the Transaction Advisory Services Group. Mr. Grant earned a B.A. in Business Administration-Accounting at Adelphi University.

Mr. Antebi brings more than 13 years of experience in management, international and domestic sales and marketing. In his most recent position, Mr. Antebi headed an independent consultancy firm assisting international companies in the European telecom domain.  Prior to that, Mr. Antebi served as a Senior Director and Region Manager for Comverse Ltd., a provider of software and systems enabling network based multimedia communications services.  Mr. Antebi holds a BEng (Honors) in Electronics Engineering, specializing in Telecommunications and Networks, from the University of Warwick, UK, and an MBA, from the University of London, Imperial College. Mr. Antebi is an associate member of the Institute of Electrical and Electronics Engineers, Inc. (IEEE), UK and is a Chartered Engineer at the Israeli Society of Engineers.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider/Reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our failure to retain key customers; our ability to reduce our costs and expenses and expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:
Erik Knettel
Grayling Global
1-646-284-9415
ir@deltathree.com